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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                               AAS HOLDINGS, LLC


     The undersigned authorized officer of AAS Holdings, LLC, a Delaware domestic limited liability company (the "Company") hereby certifies on behalf of the Company as follows:

     1. The name of the Company is "AAS Holdings, LLC." The Company's original Certificate of Formation was filed with the Secretary of State of the State of Delaware on August 28, 1995. The Company's amended Certificate of Formation was filed with the Secretary of State of the State of Delaware on September 13, 1995.

     2. The Certificate of Formation of the Company is hereby amended (the "Amendment") by deleting, in its entirety, Article 1 thereof and inserting in place thereof a new Article 1 to read as follows:

            "Name. The name of the limited liability company is Advanced Accessory Systems, LLC"

     3. The Amendment was duly adopted in accordance with Section 18-202(a) of the Limited Liability Company Act of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate has been duly executed as of this 31st day of August 1997.


                                            By: /s/ Terence Seikel
                                                --------------------------
                                                Name:  Terence Seikel
                                                Title: Vice President of
                                                       Finance and
                                                       Administration